As filed with the Securities and Exchange Commission on November 20, 1997
	Registration No. 33-

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM S-8

	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	THE BANC STOCK GROUP, INC.
	(Exact name of registrant as specified in its charter)

FLORIDA								                       65-0190407
(State or other jurisdiction of					(I.R.S. Employer
incorporation or organization)					Identification No.)

	Suite 437, 1105 Schrock Road, Columbus, Ohio 43229
	(Address of Principal Executive Offices including Zip Code)

	THE BANC STOCK GROUP, INC. 1993 NON-QUALIFIED AND
	INCENTIVE STOCK OPTION PLAN
	(Full title of plan)

	Michael E. Guirlinger
	Suite 437, 1105 Schrock Road, Columbus, Ohio 43229
	(Name and address of agent for service)

	(614) 848-5100
	(Telephone number, including area code, of agent of service)

	Copies of all communications, including all communications sent to the agent for service, should be sent to:

	MICHAEL A. SMITH
	Carlile Patchen & Murphy
	366 East Broad Street
	Columbus, Ohio 43215
	(614) 228-6135

	CALCULATION OF REGISTRATION FEE

Title of securities to be registered - Common Stock, no par value

Amount to be registered (1)(2) - 1,000,000

Proposed maximum offering price per share (3) - $2.64

Proposed maximum aggregate offering price (3) - $2,640,000

Amount of registration fee - $528.00

Common Stock, no par value

(1) Represents the aggregate number of shares of Common Stock to be issued upon the exercise of stock options granted under The Banc Stock Group, Inc. 1993 Non-Qualified and Incentive Stock Option Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average price at which existing options may be exercised on November 20, 1997.

	PART I

	INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 is currently included in The Banc Stock Group, Inc. 1993 Non-Qualified and Incentive Stock Option Plan Summary (the "Plan") issued by The Banc Stock Group, Inc. (the "Company") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

	PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with, or furnished to, the Commission, and the information included therein, are incorporated herein by reference:

(1)	The Company's Annual Report on Form 10-KSB for the year ended February 28,
1997.

(2)	The Company's Quarterly Report on Form 10-QSB for the quarter ended
August 31, 1997.

(3)	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(4)	The description of the Common Stock contained on the Company's
Registration Statement on Form SB-2, dated March 24, 1994 (Registration Number 33-65292C).

(5)	Information concerning the Plan, including the options outstanding and the exercises, prices and expiration of options, which will be included in the future, either in the Company's Proxy Statements or Annual Reports on Form 10-KSB.

All documents subsequently filed with the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who have an interest in the Plan (and any other participants who request such information orally or in writing) who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders. Requests for such information should be addressed to The Banc Stock Group, Inc., Suite 437, 1105 Schrock Road, Columbus, Ohio 43229; telephone (614) 848-5100.

Item 4.	Description of Securities

The authorized capital shares of the Company consists of 149,400,000 shares of Class A Common Stock, no par value, 480,000 shares of Class C Common Stock, no par value and 50,000,000 shares of Serial Preference Stock. As of August 31, 1997, 7,931,717 shares of Class A Common Stock, 480,000 Shares of Class C Common Stock and zero shares of Serial Preference Stock were issued. As of August 31, 1997, there were 1,123 holders of the Class A Common Stock, and 35 holders of the Class C Common Stock. To date, the Company has not paid dividends on any of its shares and presently has no intention to do so. Holders of any class of capital stock of the Corporation, as such, have no conversion, redemption or sinking fund provisions applicable to any shares of capital stock.

Common Stock

Subject to the prior rights of holders of shares of Serial Preference Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of the funds legally available therefore. In the event of liquidation, after satisfaction of the prior rights in liquidation of the Preference Stock, each share of Class A Common Stock shall be entitled to share ratably in the distribution of the remaining assets up to $1.50 per share and thereafter each share of Class A and Class C Common Stock is entitled to ratably share in the distribution of the remaining assets. Shares of Class C Common Stock automatically convert a Class A Common Stock at the rate of 10% of the original amount issued on each December 1st, commencing December 1, 1991. As Class C Common Stock is converted into Class A Common Stock, the Class C Shares are retired and a reduction is made in the authorized number of shares of such classes (a corresponding increase is made in the authorized number of shares of Class A Common Stock). In all other respects the Class A Common Stock and Class C Common Stock will have equal rights. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

Serial Preference Stock

The Board of Directors has authority to divide the Serial Preference Stock into series and to fix the dividend rates, redemption rights and prices, liquidation rights and conversion rights thereof. Holders of Serial Preference Stock have no preemptive rights except to the extent that rights of conversion or exchange have been expressly granted by the Board of Directors.

Voting Rights

Holders of each share of Common and Serial Preference Stock are entitled to one vote per share upon all matters presented to shareholders. Shareholders may cumulate their votes in the election of directors if notice stating that cumulative voting is desired has been given to the Company in accordance with Florida law. The holders of record of shares entitled to exercise a majority of the voting power of the Company constitute a quorum at any meeting for the election of directors.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 607.0850 of the General Corporation Law of the State of Florida permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VII of the Amended and Restated Articles of Incorporation of the Company contains provisions for the indemnification of the directors, officers and employees within the limitations provided by Section 607.0850.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

The Exhibits to this Registration Statement are listed in the Exhibit Index on page II-6 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings

(1)	The Company hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 19th day of November, 1997.

THE BANC STOCK GROUP, INC.


By: /S/ Michael E. Guirlinger, President
    Michael E. Guirlinger, President

	POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Guirlinger and Jeffrey C. Barton his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE					             TITLE					                 DATE

/S/ Michael E. Guirlinger		President, Treasurer,				  November 20, 1997
Michael E. Guirlinger			   CEO and Director

/S/ Sandra L. Quinn      		Secretary and Director     November 20, 1997
Sandra L. Quinn

/S/ Jeffrey C. Barton    		Chief Financial Office				 November 20, 1997
Jeffrey C. Barton

/S/ Larry A. Beres       		Director				               November 20, 1997
Larry A. Beres

/S/ Robert K. Butner     		Director				               November 20, 1997
Robert K. Butner

/S/ James G. Mathias     		Director				               November 20, 1997
James G. Mathias

/S/ J. David Smith       		Director					              November 20, 1997
J. David Smith

/S/ Harvey Thatcher      		Director			                November 20, 1997
Harvey Thatcher

/S/ L. Jean Thiergartner 		Director				               November 20, 1997
L. Jean Thiergartner

	THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 20th day of November, 1997.

THE BANC STOCK GROUP, INC. 1993 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

By:/S/ Michael E. Guirlinger, President

	EXHIBIT INDEX

Exhibit No.			Description						                               Page No.

    4.				    The Banc Stock Group, Inc. 1993
              Non-Qualified and Incentive Stock Option Plan

    5.				    Opinion of Carlile Patchen & Murphy

   24.1				   Consent of Price Waterhouse LLP			              (See Part II)

   24.2				   Consent of Carlile Patchen & Murphy			          (See Exhibit 5)

   25.				    Power of Attorney					              (Included on signature page)



	SUMMARY OF	THE BANC STOCK GROUP, INC.
	1993 NON-QUALIFIED AND	INCENTIVE STOCK OPTION PLAN

1. 	Purpose of the Plan.  This 1993 Non-Qualified and Incentive Stock Option
Plan of The Banc Stock Group, Inc. adopted as of November 5, 1993, is intended to encourage officers and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

2. Definitions. When used herein, the following terms shall have the meanings set forth below:

2.1  	"Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Option under the Plan.

2.3 "Board" means the Board of Directors of The Banc Stock Group, Inc. (or its successors).

2.4 "Code" unless otherwise provided means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.5 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

2.6 	"Company" means The Banc Stock Group, Inc. (or its successor).

2.7 	"Employee" means an officer (including an officer who is a member of the
Board) or other key employee of the Company or any of its Subsidiaries.

2.8 	"Fair Market Value" means, with respect to the Company's Shares, the fair market value determined by the Committee in its discretion, except as hereinafter set forth. In the event that Shares are then being traded on a national securities exchange, the Fair Market Value shall be deemed to be the mean between the high and low prices of the Shares on such securities exchange on the day on which the Option shall be granted, and if the Shares are then being traded on such an exchange, but there are no sales on such day, such Fair Market Value shall be deemed to be the mean between the bid and asked prices for the Shares on such date, and if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, then such Fair Market Value shall be deemed to be the mean between the high and low bid and asked prices for the Shares on the over-the-counter market on the day on which the Option shall be granted (or the next preceding day on which sales occurred if there were no sales on the date of grant).

2.9 	"Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code; "Incentive Stock Option" means any option meeting the requirements and containing the limitations set forth in Section 422A of the Code.

2.10 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

2.11 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

2.12 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations of the chain.

2.13 "Plan" means the Company's 1993 Non-Qualified and Incentive Stock Option Plan.

2.14 "Shares" means the Company's no par value Class A Common Shares or, if by reason of the adjustment provisions hereof any rights under any Option under the Plan pertain to any other security, such other security.

2.15 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.16 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Employee.

2.17 "Term" means the period during which a particular Option may be exercised.

3. 	Stock Subject to the Plan.  There are reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of One Million (1,000,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

4.  	Administration of the Plan.  The Board may, in its discretion, appoint a
Committee, which shall consist of not less than three (3) persons, not less than two (2) of whom shall be members of the Board. In the event no Committee is appointed, the Board shall take all actions under the Plan and any reference in the Plan to the Committee shall be deemed to be a reference to the Board where appropriate. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the provisions of any such Option; to amend or cancel Options; to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted Options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however, caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable.
A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held.
The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5. 	Employees to Whom Options May Be Granted.  Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

In determining the Employees to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. 	Stock Options.

6.1 Types of Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

6.2 	Option Price.  The Option Price per share of any Option granted under the
Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option in granted.

Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option in granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i)  	the Corporation; or

(ii)  if applicable, a Subsidiary; or

(iii)	if applicable, the Parent,

then the Option Price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

6.3 	Term of Options.  Options granted hereunder shall be exercisable for a
Term of not more than ten (10) years from the date of grant hereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

Notwithstanding anything herein to the contrary, in the event any Incentive Stock Option in granted to any Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i)  	the Corporation; or

(ii) 	if applicable, a Subsidiary; or

(iii) if applicable, the Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

7. 	Limit on Fair Market Value.  In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation, and, if any, its Parent and Subsidiary Corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000).
For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitations set forth in this Section 7, shall be a Non-Qualified Stock Option.

8. 	Date of Grant.  The date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

9. 	Exercise of Rights Under Options.  An Employee entitled to exercise an
Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made (i) in cash or, (ii) with the Committee's approval, in common stock of the Company valued at Fair Market Value at the time of exercise, (iii) or, with the Committee's approval and to the extent permitted by applicable state law, by a promissory note bearing interest at no less than the minimum rate necessary to avoid imputed interest under the Code, or (iv) a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company.

10. 	Option Provisions and Conditions.  Each Award Agreement shall contain such other provisions and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

11. 	Rights of Option Holder.  The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

12. 	Non-transferability of Options.  An Option shall not be transferable, other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by him.

13. 	Adjustments Upon Changes in Capitalization.  In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

14. 	Unusual Corporate Events.  Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

15. 	Form of Options.  An Option shall be granted hereunder only by action by the Board or the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such conditions and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but it shall be dated, as are all Award Agreements, as of the date on which the Committee designated the Employee to receive an Option hereunder. Execution by the Employee to whom such Option is granted of said Award Agreement in accordance with the provions set forth in this Plan shall be a condition precedent to the exercise of any Option.

16. 	Taxes.  The Company shall have the right to deduct from any amounts due to the Employee pursuant to the exercise of an Option any taxes required by law to be withheld. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Section 421 and 422A of the Code, the Company shall have the right to deduct any taxed required by law to be withheld on account of such disqualifying disposition from any for any reason otherwise payable to the Employee in cash by the Company.

17. 	Termination of Plan.  The Plan shall terminate on November 1, 2003, and an Option shall not be granted under the Plan after that date. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award Agreements pursuant to which the Options were granted and this Plan.

18. 	Amendment of the Plan.  The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholder of the Company shall:

(a)	increase the maximum number of Shares as to which Options may be granted under the Plan;

(b)	expand or change the class of persons eligible to receive Options;

(c)	permit the purchase price of Shares subject to an Incentive Stock Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Incentive Stock Option is granted;

(d)	extend the term of the Plan; or

(e)	materially increase the benefits to the Employees under the Plan.

No amendment of the Plan or any Option granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

19. 	Delivery of Shares on Exercise.  Delivery of certificates for Shares pursuant to an Option exercise shall be postponed by the Company for such period as may be required for it to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

20. 	Fees and Costs.  The Company shall pay all original issue taxes, if any, on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

21. 	Additional Information.  The Company hereby undertakes to provide without charge to each participant in the Plan, upon written or oral request of any person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all of the documents that have been or may be incorporated by reference in the Company's Registration Statement on S-8 as it relates to the Plan. The Company further undertakes to deliver or cause to be delivered to all participants in the Plan who do not otherwise have such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders. Requests for such information should be addressed to The Banc Stock Group, Inc., Suite 437,
1105 Schrock Road, Columbus, Ohio 43229; telephone (614) 848-5100.

22. 	Description of Capital Stock.  Options are exercisable for shares of the
Company's Class A Common Stock. The authorized capital shares of the Company consists of 149,400,000 shares of Class A Common Stock, no par value, 480,000 shares of Class C Common Stock, no par value and 50,000,000 shares of Serial Preference Stock. As of August 31, 1997, 7,931,717 shares of Class A Common Stock, 480,000 Shares of Class C Common Stock and zero shares of Serial Preference Stock were issued. As of August 31, 1997 there were 1,123 holders of the Class A Common Stock, and 35 holders of the Class C Common Stock. To date, the Company has not paid dividends on any of its shares and presently has no intention to do so. Holders of any class of capital stock of the Corporation, as such, have no conversion, redemption or sinking fund provisions applicable to any shares of capital stock.

Common Stock

Subject to the prior rights of holders of shares of Serial Preference Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of the funds legally available therefore. In the event of liquidation, after satisfaction of the prior rights in liquidation of the Preference Stock, each share of Class A Common Stock shall be entitled to share ratably in the distribution of the remaining assets up to $1.50 per share and thereafter each share of Class A and Class C Common Stock is entitled to ratably share in the distribution of the remaining assets. Shares of Class C Common Stock automatically convert a Class A Common Stock at the rate of 10% of the original amount issued on each December 1st, commencing December 1, 1991. As Class C Common Stock is converted into Class A Common Stock, the Class C Shares are retired and a reduction is made in the authorized number of shares of such classes (a corresponding increase is made in the authorized number of shares of Class A Common Stock). In all other respects the Class A Common Stock and Class C Common Stock will have equal rights. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

The Company's Bylaws currently provide that a Special Meeting of the Shareholders of the Company may be called at any time by the holders of twenty-five percent (25%) of all of the shares outstanding and entitled to vote at such meeting.

Serial Preference Stock

The Board of Directors has authority to divide the Serial Preference Stock into series and to fix the dividend rates, redemption rights and prices, liquidation rights and conversion rights thereof. Holders of Serial
Preference Stock have no preemptive rights except to the extent that rights of conversion or exchange have been expressly granted by the Board of Directors.

Voting Rights

Holders of each share of Common and Serial Preference Stock are entitled to one vote per share upon all matters presented to shareholders. Shareholders may cumulate their votes in the election of directors if notice stating that cumulative voting is desired has been given to the Company in accordance with Florida law. The holders of record of shares entitled to exercise a majority of the voting power of the Company constitute a quorum at any meeting for the election of directors.

23. 	Option Information.  Participants in the Plan will be provided with an annual statement indicating the number of Options which have been issued to them, the Options currently exercisable and the exercise prices. Such information may also be obtained by the Plan participants more frequently upon written notice to the Company.

24. 	Compliance with Laws and Regulations.  The Plan, the grant and exercise of Options thereunder, and the obligations of the Company to sell and deliver shares of Common Stock under the Plan, is subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Company shall determine, at its discretion, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, sale or purchase of shares under the Plan, no shares will be delivered unless or until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

25. 	Tax Implications Regarding the Issuance and Exercise of Non-Qualified
Stock Options. Non-qualified Stock Options granted under the Plan do not result in any taxable income to the optionee at the time of the grant or a tax deduction to the Company at that time. Except as stated below with respect to officers and directors, upon exercise of a Non-qualified Option, the excess of the fair market value of the shares acquired over their cost to the optionee: (a) is taxable to the optionee as ordinary income and (b) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value thereof at the time of exercise.

Ordinary income recognized on the exercise of Non-qualified Options is subject to federal (in certain instances state or local) withholding tax, and upon exercise an optionee will have to make a lump sum payment to the Company equal to at least 20% of such income, unless the Company determines to withhold shares of stock sufficient to satisfy the withholding tax. Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a Non-qualified Option will generally be reported as short or long-term capital gain or loss (if the Common Stock is a capital asset in the hands of the optionee) depending on the length of time the shares were held by the optionee as of the date of disposition.

Shares received by an officer or director upon exercise of a Non-qualified Stock Option are subject to the application of Section 16(b) of the Securities Act of 1934 (the short swing profit recapture rules), will be treated as subject to substantial risk of forfeiture and not fully transferable for purposes of Section 83 of the Code, so long as the sale of shares at a profit could subject the officer of director to suit under
Section 16(b) (the "Section 16(b) Period"). Therefore, unless such an optionee elects otherwise in accordance with Section 83(b) of the Code, as discussed below, he will not realize any income upon receipt of the shares, but will, if he continues to hold the shares until the Section 16(b) Period expires, realize income at that time. At that time (a) the amount of income then realized will equal the excess of the fair value of the shares on that date over their cost to the Optionee, (b) withholding tax requirements will apply to the amount of income then recognized and (c) the optionee's holding period for long-term capital gain or loss treatment will begin to run. Any dividends received in the interim will be considered as ordinary compensation income for federal income tax purposes.

If the optionee makes the election under Section 83(b) of the Code (which must be made not later than 30 days after exercise), the optionee will include currently in income the difference between the fair market value of the shares received upon exercise and the Option Price, notwithstanding the fact that the optionee is subject to potential Section 16(b) liability. Fair market value is determined without regard to such potential Section 16(b) liability. If such an election is made and no additional tax or income will be recognized by such optionee at the time the potential Section 16(b) liability lapses, the Company will generally be entitled to tax deductions at the time and in the amount the income is recognized by such optionee. If the shares in respect of which such election is made are later sold and such sale results in the imposition of Section 16(b) liability, no tax deduction will be allowable to the optionee and the Company will be deemed to realize income equal to the amount of the deduction allowed to the Company at the time of the election in respect to such shares.

26. 	Tax Implication Regarding the Issuance and Exercise of Incentive Stock
Option. A participant in the Plan will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. In general, if Common Stock acquired upon the exercise of an Option is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the Option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss (if the Common Stock is a capital asset in the hands of the optionee) if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are neither sold within two years of the grant or the Option pursuant to which the shares were transferred nor within the one year period beginning on the date of the transfer of the shares pursuant to the exercise of the Option.

If Common Stock acquired upon the exercise of an Option is subsequently sold and the holding period requirements noted above are not satisfied, the employee will receive as ordinary income for the year in which the disposition occurs an amount equal to the excess of the fair market value of the Common Stock on the date the Option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the Option. Any additional gain recognized on the sale will be capital gain (if the Common Stock is a capital asset in the hands of the optionee) and will be long-term or short-term depending on whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation, and the Company may be required to withhold additional taxes from the wages for employee with respect to such amount. In general, the Company can deduct as a business expense only the amount equal to the ordinary income, if any, recognized by an employee upon the sale of his Common Stock purchased pursuant to an Option.

Although an employee will recognize no taxable income upon the exercise of an Option, the excess of the fair market value of the Common Stock at the time of the exercise over the exercise price will constitute an item of tax preference for the purpose of the alternative minimum tax.

27. 	Other Provisions.  As used in the Plan, and in Award Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Award Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

Opinion and Consent of Carlile Patchen & Murphy LLP

November 19, 1997

The Banc Stock Group, Inc.
1105 Schrock Road
Columbus, Ohio  43229

Re: Registration Statement on Form S-8 Filed by
The Banc Stock Group, Inc. with
The Securities and Exchange Commission

Ladies and Gentlemen:

We have acted as counsel for The Banc Stock Group, Inc., a Florida corporation (the "Company"), in connection with its registration of 1,000,000 shares of Common Stock, no par value (the "Common Stock") pursuant to the Registration Statement on Form S-8 as filed with The Securities and Exchange Commission (the "Registration Statement"). In connection with the foregoing, we have been requested by you to render an opinion with respect to the issuance of the Common Stock.

In connection with the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies of the Articles of Incorporation, as amended and the By-Laws of the Company, applicable records of the corporate proceedings of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion set forth herein.

In our examination, we have assumed the genuiness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that the Common Stock is duly authorized and when certificates therefore have been duly executed, delivered and paid for in accordance with 1993 Non-Qualified and Incentive Stock Option Plan of the Company, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

CARLILE PATCHEN & MURPHY LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 9. 1997 appearing on page 16 of The Banc Stock Group, Inc. (Formerly the Heartland Group of Companies, Inc.) Annual Report on Form 10-K for the year ended February 28, 1997.

PRICE WATERHOUSE LLP
Chicago, Illinois
November 19, 1997